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                                   EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY
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                           SUBSIDIARIES OF THE COMPANY
                           ---------------------------

                             Northwest Savings Bank

                             Jamestown Savings Bank

                     SUBSIDIARIES OF NORTHWEST SAVINGS BANK
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Northwest Financial Services, Inc., a Pennsylvania corporation
Great Northwest Corporation, a Pennsylvania corporation
Northwest Consumer Discount Company, Inc., a Pennsylvania corporation which operates under this name in five locations in Western and Central Pennsylvania and also operates:
         d/b/a Northwest Finance Company in Jamestown, NY, a New York Corporation d/b/a Butler Consumer Discount Company in eight locations in Southwestern PA d/b/a Uniontown Financial Services in Uniontown, PA d/b/a Erie Consumer Discount in three locations in Erie, PA d/b/a Franklin Consumer Discount in Franklin, PA d/b/a Corry Consumer Discount in Corry, PA d/b/a Community Consumer Discount in Warren, PA d/b/a Thrift Financial Services in Indiana, PA d/b/a Clearfield Consumer Discount in Clearfield, PA d/b/a Titusville Consumer Discount in Titusville, PA d/b/a Lewistown Consumer Discount in Lewistown, PA d/b/a Friendly Loan Consumer Discount in Jeannette, PA d/b/a Zelie Consumer Discount in Zelienople, PA d/b/a Johnstown Consumer Discount in Johnstown, PA d/b/a Washington Consumer Discount in Washington, PA d/b/a St. Mary's Consumer Discount in St. Marys, PA d/b/a Brookville Financial Services in Brookville, PA d/b/a Dubois Financial Services in Dubois, PA d/b/a Hazleton Financial Services in Hazleton, PA d/b/a State College Financial Services in State College, PA d/b/a Commodore Consumer in Erie, PA d/b/a Pottsville Financial Services in Pottsville, PA d/b/a Williamsport Financial Services in Williamsport, PA d/b/a Altoona Financial Services in Altoona, PA d/b/a Punxsutawney Financial Services in Punxsutawney, PA d/b/a Juniata Valley Loan in Huntingdon, PA d/b/a Belle Vernon Financial Services in Belle Vernon, PA d/b/a Latrobe Financial Services in Latrobe, PA d/b/a Reading Financial Services in Sinking Spring, PA
Northwest Capital Group Inc., a Pennsylvania corporation
Rid-Fed Inc., a Pennsylvania corporation